Exhibit 10.29
Senior Executives’ Deferred Share Unit Plan
for
Trident Exploration Corp. (the “Plan”)
PARTICIPATION ELECTION — Section 2.1 of the Plan
I hereby confirm that, as of the date written below, I am an employee of Trident Exploration Corp. (the “Corporation”) and acknowledge that I will be granted Deferred Share Units under Section 2.1 of the Plan by the Board of Directors of the Corporation, on a discretionary basis, from time to time, subject to and in accordance with the terms of the Plan.
I confirm that:
1.	I have received and reviewed a copy of the terms of the Plan and agree to be bound by them and to participate in the Plan.
2.	I understand that I will not be able to cause the Corporation to redeem Discretionary DSUs granted under the Plan (“DSUs”) unless such DSUs have vested in accordance with the terms of the Plan and the grant thereof, and I am no longer either a director or an employee of the Corporation or of an “affiliate” thereof, as defined in paragraph 8 of Canada Revenue Agency’s Interpretation Bulletin IT-337R4 dated October 21, 2003 (an “Affiliate”).
3.	I recognize that when DSUs credited pursuant to the Plan are redeemed in accordance with the terms of the Plan after I am no longer either a director or employee of the Corporation or of an Affiliate, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.
4.	The value of DSUs are based on the value of the common shares of the Corporation or a Related Corporation and therefore are not guaranteed.
5.	No funds will be set aside to guarantee the payment of DSUs. Future payment of DSUs will remain an unfunded and unsecured liability recorded on the books of the Corporation.
     The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan text which governs in the case of conflict or inconsistency with this Participation Election. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise defined herein.

Date	(Name of Employee)

(Signature of Employee)